Exhibit 99.1

NovaDel Reports Unaudited Financial Results for Fourth Quarter and Year Ended December 31, 2011

BRIDGEWATER, N.J.— March 20, 2012 — NovaDel Pharma Inc. (OTC BB: NVDL) today reported unaudited financial results for the fourth quarter and year ended December 31, 2011.

The company does not have, at this time, sufficient financial resources to fund an audit of these financial statements. As a result, the Company is reporting its unaudited financial results for the fourth quarter and year ended December 31, 2011.

As previously reported, if the Company cannot secure financing or a strategic partner, the Company may file for bankruptcy. It is also the intention of the Company to deregister its common stock and exit the Securities and Exchange Commission reporting system at the end of March 2012.

Fourth Quarter 2011

The Company reported net income of $1,084,000 or $0.01 per share for the fourth quarter of 2011 compared to net income of $1,064,000 or $0.01 per share in the fourth quarter of 2010.

During the fourth quarter of 2011, the Company earned $130,000 in royalties from the license of Nitromist. The Company also received $250,000 from Velcera Inc. in full satisfaction of any amounts owed under its license agreement with the Company. Also included in revenue is the recognition of previously received payments under various license agreements.

During the fourth quarter of 2011, research and development expenses were $164,000 as compared to $769,000 in the fourth quarter of 2010. No development activities were conducted during the fourth quarter of 2011.

General and administrative expenses for the fourth quarter of 2011 were $1,197,000 as compared to $643,000 for fourth quarter of 2010. Included in these expenses is $764,000 in FDA fees related to the products marketed by our licensees. The Company continued to limit its other expenses to maintaining its intellectual property and operating at a minimal operating base while seeking sources of financing or a strategic partner.

At year end the Company had approximately $199,000 in cash and cash equivalents.

Twelve Months Ended December 31, 2011

For the twelve months ended December 31, 2011, NovaDel recorded a net loss of $5,342,000 or $(0.04) per share compared to a loss of $2,666,000 or $(0.03) per share for the twelve months ended December 31, 2010.

During the year 2011, our Company’s licensees launched Nitromist and Zolpimist into the marketplace. We earned $377,000 in royalty income from Nitromist as well as a $500,000 milestone payment. Zolpimist royalties begin in February 2012, in accordance with the terms of our license agreement. In addition, $947,000 in previously received milestone payments was recognized in 2011.

Research and development expenses of $1,553,000 for the year consisted primarily of the costs of preparation required for the clinical trials of Duromist, our oral spray formulation of sildenafil, including opening an IND with the FDA. In 2010, research and development expenses of $2,786,000 related primarily to our pilot clinical trials for Duromist.

General and administrative expenses rose slightly in 2011 to $3,147,000 from $3,000,000 in 2010. However, included in the 2011 general and administrative expenses is $1,000,000 in FDA fees for our two products marketed by our licensees. In each of the last two years, we raised capital and the costs for these activities are included in general and administrative expenses. In addition to salaries and benefits, this category includes legal expenses, including the cost of maintaining our intellectual property as well accounting and other costs.

Other income (expense) for the year of $(2,715,000), as compared to $302,000 in 2010 and was dominated by the non-cash costs of the financing completed in the first quarter of 2011.

Our balance sheet at December 31, 2011, consists of $199,000 in cash and accounts payable of $2,173,000, including $1,500,000 due to the FDA. The remaining liabilities of $6,461,000 primarily reflect deferred revenue to be recognized over the term of various license agreements.

The Company is effectively insolvent and is actively engaged in seeking capital or a strategic partner. To date, this effort has not been successful.

Events subsequent to December 31, 2011

In February 2011, we sold our non-United States, Canada and Mexico rights for Nitromist to Apricus Inc. for $200,000. We also received $134,000 from Akrimax in payment for the royalties earned from Nitromist in the fourth quarter. Our principal expenses in 2012 have been for general and administrative expenses including the maintenance of our intellectual property. We continue to reduce our operating expenses and currently are operating with one employee.

As previously reported, if the Company cannot secure financing or a strategic partner, the Company may file for bankruptcy. It is also the intention of the Company to deregister its common stock and exit the Securities and Exchange Commission reporting system at the end of March 2012.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company that develops oral spray formulations of marketed pharmaceutical products. The Company’s patented oral spray drug delivery technology seeks to improve the efficacy, safety, patient compliance, and patient convenience for a broad range of prescription pharmaceuticals. NovaDel has two marketed products that have been approved by the FDA: NitroMist® for the treatment of angina, and Zolpimist™ for the treatment of insomnia. NovaDel’s leading product candidate, Duromist™, is being developed for the treatment of erectile dysfunction. The Company also has product candidates that target nausea, migraine headache and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (OTC BB: NVDL), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the Company’s ability to obtain additional required financing or achieve other strategic alternatives (the lack of which would cause the Company to file for bankruptcy), the ability of third parties to successfully commercialize the Company’s products, the successful completion of its clinical trials, including pilot pharmacokinetic feasibility studies, the successful completion of its preclinical studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control.

In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company’s actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Quarterly Report on Form 10-Q for the period ended September 30, 2011 filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts

NovaDel Pharma Inc.
Steven B. Ratoff, 908-203-4640
Chairman and Chief Executive Officer
sratoff@novadel.com

NOVADEL PHARMA INC.
SUMMARY STATEMENT OF OPERATIONS
UNAUDITED
THREE MONTHS ENDED

	December 31, (000’s except share amounts)
	2011	2010

Total Revenues	$1702	$2565

Total Expenses	1361	1412

Profit (Loss) from Operations	341	1153

Other Income (Expense), Net	742	(89)

Net Income	$1083	$1064

Basic and Diluted Income (Loss) Per Common Share	$0.01	$0.01

Weighted Average Common Shares Outstanding Basic and Diluted	134,891	98,083

NOVADEL PHARMA INC. SUMMARY STATEMENT OF OPERATIONS UNAUDITED YEAR ENDED

	December 31, (000’s except share amounts)
	2011	2010

Total Revenues	$2074	$2826

Total Expenses	4700	5794

Profit (Loss) from Operations	(2626)	(2968)

Other Income (Expense), Net	(2715)	302

Net Income (Loss)	$(5341)	$(2666)

Basic and Diluted Income (Loss) Per Common Share	$(0.04)	$(0.03)

Weighted Average Common Shares Outstanding Basic and Diluted	125,438	95,618

NOVADEL PHARMA INC.
SUMMARY UNAUDITED
BALANCE SHEET

	December 31, ($000’s)
	2011	2010

Cash and Cash Equivalents	$199	$900

Total Assets	1402	2218

Total Current Liabilities	3298	4372

Total Liabilities	8634	8061

Accumulated Deficit	$(83415)	$(85432)

Total Stockholder’s Equity	$(7232)	$(5843)